FIRST AMENDMENT TO AGREEMENT OF SUBLEASE

THIS FIRST AMENDMENT TO AGREEMENT OF SUBLEASE (this "Sublease Amendment") is made and entered into as of June 1, 2016 by and between BROADSPECTRUM (FORMERLY TIMEC COMPANY INC.), a Delaware corporation, with an address at 16941 Keegan Avenue, Carson, CA 90746 ("Sublandlord"), and U.S. AUTO PARTS NETWORK, INC., a Delaware corporation, with an address at 17150 South Margay Avenue, Carson, CA 90746 ("Subtenant").

BACKGROUND
A. Sublandlord has entered into a lease with Microtek Lab, Inc., a California corporation ("Landlord") dated August 24, 2009 (herein referred to as the "Lease"), for certain office space consisting of an entire 2-story office building containing approximately 50,000 rentable square feet of space (collectively the "Demised Premises"), being located on approximately three (3) acres of land and having an address of 16941 Keegan Avenue, Carson, CA 90746 (the "Building").
B. Sublandlord has entered an Agreement of Sublease with Subtenant, September 22, 2011 (herein referred to as the "Sublease"), for a portion of the Demised Premises (as defined in the Lease) consisting of approximately 25,000 rentable square feet of space on the second (2nd) floor of the Building (as defined in the Lease), as shown on the floor plan attached as Exhibit A to the Sublease (the "Sublet Premises")
C. Subtenant desires to extend the term of the Sublease from Sublandlord and Sublandlord is agreeable to the making of such term extension on the terms and conditions hereinafter set forth.

AGREEMENT
NOW, THEREFORE, in consideration of the rents herein reserved and the covenants hereinafter expressed, and intending to be legally bound, Sublandlord and Subtenant agree as follows:
1. Amendment
1.1    Term. Section 1.1 of the Sublease is hereby amended and restated in its entirety as follows:
“Sublandlord hereby demises and sublets to Subtenant, who hereby subleases and takes from Sublandlord, the Sublet Premises for a term (the "Term") beginning on November 1, 2011 (the “Sublease Commencement Date”) and ending (unless sooner terminated in accordance with the terms of this Sublease or the Lease) on October 31, 2020 (the “Sublease Termination Date”).”

1.2    Renewal Options; Termination Rights. Sections 1.2, 1.3, 1.4, 1.5 and 1.6 are hereby deleted in their entirety.
1.3    Rent. The first sentence of Section 4 of the Sublease is hereby amended and restated in its entirety as follows:
“Subtenant shall pay to Sublandlord during the Term an annual rental equal to the sum of the following (the following sums, together with all other sums payable by Subtenant under the terms of this Sublease, being herein collectively referred to as "Rent"):
(a) Base Rent. Annual base rent ("Base Rent") in the following sums (as used in the following chart, “SCD” means “Sublease Commencement Date” and “STD” means “Sublease Termination Date”):

First 12 months after SCD	$150,000.00 per annum; $12,500.00 per month
Months 13 through 24 after SCD	$165,000.00 per annum; $13,750.00 per month
Month 25 through 36 after SCD	$183,000.00 per annum; $15,250.00 per month
Months 37 through 48 after SCD	$201,300.00 per annum; $16,775.00 per month
Months 49 through 60 after SCD	$221,430.00 per annum; $18,452.50 per month
Months 61 through 72 after SCD	$232,501.44 per annum; $19,375.13 per month
Months 73 through 84 after SCD	$244,126.56 per annum; $20,343.88 per month
Months 85 through 96 after SCD	$256,332.96 per annum; $21,361.08 per month
Months 97 after SCD through STD	$269,149.56 per annum; $$22,429.13 per month”

2.    Miscellaneous.
2.1 The Sublease, as amended by this Amendment, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
2.2 Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect.
2.3 In the case of any inconsistency between the provisions of the Sublease and this Amendment, the provisions of this Amendment shall govern and control.
2.4 Capitalized terms used in this Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
2.5 Sublandlord Subtenant, each represents and warrants to the other that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Colliers International (the “Broker”). Sublandlord shall pay a commission to Broker in accordance with a separate written agreement with each of them. Sublandlord and Subtenant each shall indemnify and hold the other harmless from and against any claim, loss, liability, damage, fee or charge, so far as the same arises by reason of services alleged to have been rendered in connection with this Amendment, at the instance of, or agreed to by the indemnifying party.
2.6 Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
2.7 This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Sublease has been duly executed by Sublandlord and Subtenant, as of the date first above written.

U.S. AUTO PARTS NETWORK, INC.

By: /s/ Shane Evangelist
Name: Shane Evangelist
Title: CEO

BROADSPECTRUM DOWNSTREAM SERVICES, INC.

By: /s/ Philip Teatmeier
Name: Philip Teatmeier
Title: Secretary

CONSENT AND AGREEMENT OF LANDLORD

On June 1, 2016 the undersigned Landlord hereby consents to the making of said First Amendment to Agreement of Sublease, and approves the execution thereof by the parties thereto.

2000 GOLD L.P.

By: /s/ Michael Tang
Name: Michael Tang
Title: CEO